Exhibit 99.1

Marten Transport Announces Fourth Quarter and Year End Results

MONDOVI, Wis., Jan. 25, 2018 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $65.1 million, or $1.18 per diluted share, for the fourth quarter ended December 31, 2017 – results that include a deferred income taxes benefit of $56.5 million related to the federal Tax Cuts and Jobs Act of 2017.  Excluding that benefit, net income improved 3.7% to $8.6 million, or 16 cents per diluted share, for the fourth quarter of 2017 from $8.3 million, or 15 cents per diluted share, for the fourth quarter of 2016.  Net income was $90.3 million, or $1.65 per diluted share, for the year ended December 31, 2017.  Excluding the deferred income taxes benefit, 2017 net income improved 1.1% to $33.8 million, or 62 cents per diluted share, from $33.5 million, or 61 cents per diluted share, for 2016.

Earnings Impact of Deferred Income Taxes Benefit

	Three Months	Year
	Ended	Ended
(In thousands, except share information)	Dec. 31, 2017	Dec. 31, 2017

Net income:
Excluding deferred income taxes benefit	$8,609	$33,819
Deferred income taxes benefit	56,465	56,465
Net income	$65,074	$90,284
Diluted earnings per common share*:
Excluding deferred income taxes benefit	$0.16	$0.62
Deferred income taxes benefit	1.03	1.03
Diluted earnings per common share	$1.18	$1.65

*Differences in rounding exist for the diluted earnings per common share amounts for the three months ended Dec. 31, 2017.

Operating revenue improved 5.9% to $182.8 million for the fourth quarter of 2017 from $172.7 million for the fourth quarter of 2016, and improved 4.0% to $698.1 million for 2017 from $671.1 million for 2016.  Excluding fuel surcharges, operating revenue improved 3.9% to $163.4 million for the 2017 quarter from $157.4 million for the 2016 quarter, and improved 2.1% to $631.0 million for 2017 from $617.9 million for 2016.  Fuel surcharge revenue increased to $19.3 million for the fourth quarter of 2017 from $15.3 million for the 2016 quarter, and increased to $67.1 million for 2017 from $53.2 million for 2016.

Operating expenses as a percentage of operating revenue was 92.2% for the fourth quarter of 2017 and 91.6% for the fourth quarter of 2016.  Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 91.2% for the fourth quarter of 2017 compared to 90.8% for the fourth quarter of 2016.

Operating expenses as a percentage of operating revenue was 91.9% for 2017 and 91.3% for 2016.  Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 91.0% for 2017 compared to 90.6% for 2016.

Chairman and Chief Executive Officer Randolph L. Marten said, “We are pleased to report improvements in both our top- and bottom-line results for the quarter and year, results our people achieved while overcoming significantly less gain on disposition of our revenue equipment in 2017.  We fully capitalized on the strengthening freight environment to better our average revenue per tractor by 7.1% in our Truckload operations and by 2.5% in our Dedicated operations from the 2016 to the 2017 quarter, along with revenue increases in both our Intermodal and Brokerage operations.  We continue to earn awards of new Dedicated business and expect our number of Dedicated tractors to increase to over 1,150 by June 2018.  We also improved our balance sheet position with $15.8 million in cash at the end of 2017 from $7.9 million in debt at the beginning of the year.  We expect to further capitalize on profitable growth opportunities with our diversified platform, cost control emphasis, modern fleet, strong balance sheet and the smart, hard work of our people.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment.  Marten’s dry freight services are expanding, with 966 dry trailers operating as of December 31, 2017.  Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers.  Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include our discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements.  Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
(In thousands, except share information)	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$15,791	$488
Receivables:
Trade, net	74,886	69,199
Other	6,131	4,436
Prepaid expenses and other	19,810	19,307
Total current assets	116,618	93,430
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	783,648	759,553
Accumulated depreciation	(211,728)	(201,728)
Net property and equipment	571,920	557,825
Other assets	1,865	2,493
Total assets	$690,403	$653,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$38,100	$41,230
Insurance and claims accruals	26,177	19,440
Total current liabilities	64,277	60,670
Long-term debt	-	7,886
Deferred income taxes	100,626	147,854
Total liabilities	164,903	216,410

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 96,000,000 shares authorized; 54,533,455 shares at December 31, 2017, and 54,391,525 shares at December 31, 2016, issued and outstanding	545	544
Additional paid-in capital	76,413	74,175
Retained earnings	448,542	362,619
Total stockholders’ equity	525,500	437,338
Total liabilities and stockholders’ equity	$690,403	$653,748

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2017	2016	2017	2016

Operating revenue	$182,771	$172,661	$698,120	$671,144
Operating expenses (income):
Salaries, wages and benefits	59,382	56,711	226,091	224,827
Purchased transportation	32,803	28,722	118,349	110,719
Fuel and fuel taxes	28,284	25,670	105,390	94,075
Supplies and maintenance	9,701	10,887	41,613	43,912
Depreciation	21,245	21,240	85,120	82,445
Operating taxes and licenses	2,180	2,367	8,993	9,099
Insurance and claims	9,487	8,978	38,585	32,223
Communications and utilities	1,516	1,586	6,047	6,287
Gain on disposition of revenue equipment	(617)	(3,040)	(5,499)	(10,502)
Other	4,457	5,007	16,569	19,756

Total operating expenses	168,438	158,128	641,258	612,841

Operating income	14,333	14,533	56,862	58,303

Other	109	443	389	1,237

Income before income taxes	14,224	14,090	56,473	57,066

Income taxes (benefit) expense	(50,850)	5,787	(33,811)	23,602

Net income	$65,074	$8,303	$90,284	$33,464

Basic earnings per common share	$1.19	$0.15	$1.66	$0.62

Diluted earnings per common share	$1.18	$0.15	$1.65	$0.61

Dividends declared per common share	$0.025	$0.015	$0.08	$0.06

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2017	2016	2017 vs. 2016	2017 vs. 2016
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$85,469	$86,453	$(984)	(1.1)%
Truckload fuel surcharge revenue	12,161	10,113	2,048	20.3
Total Truckload revenue	97,630	96,566	1,064	1.1

Dedicated revenue, net of fuel surcharge revenue	39,037	37,174	1,863	5.0
Dedicated fuel surcharge revenue	3,916	3,188	728	22.8
Total Dedicated revenue	42,953	40,362	2,591	6.4

Intermodal revenue, net of fuel surcharge revenue	19,171	16,155	3,016	18.7
Intermodal fuel surcharge revenue	3,254	1,992	1,262	63.4
Total Intermodal revenue	22,425	18,147	4,278	23.6

Brokerage revenue	19,763	17,586	2,177	12.4

Total operating revenue	$182,771	$172,661	$10,110	5.9%

Operating income:
Truckload	$7,077	$7,038	$39	0.6%
Dedicated	2,999	4,587	(1,588)	(34.6)
Intermodal	2,526	1,735	791	45.6
Brokerage	1,731	1,173	558	47.6
Total operating income	$14,333	$14,533	$(200)	(1.4)%

Operating ratio:
Truckload	92.8%	92.7%
Dedicated	93.0	88.6
Intermodal	88.7	90.4
Brokerage	91.2	93.3

Consolidated operating ratio	92.2%	91.6%

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Year		Year	Year
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2017	2016	2017 vs. 2016	2017 vs. 2016
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$336,596	$339,967	$(3,371)	(1.0)%
Truckload fuel surcharge revenue	43,614	35,884	7,730	21.5
Total Truckload revenue	380,210	375,851	4,359	1.2

Dedicated revenue, net of fuel surcharge revenue	153,691	147,007	6,684	4.5
Dedicated fuel surcharge revenue	13,190	10,363	2,827	27.3
Total Dedicated revenue	166,881	157,370	9,511	6.0

Intermodal revenue, net of fuel surcharge revenue	70,282	64,508	5,774	9.0
Intermodal fuel surcharge revenue	10,339	6,982	3,357	48.1
Total Intermodal revenue	80,621	71,490	9,131	12.8

Brokerage revenue	70,408	66,433	3,975	6.0

Total operating revenue	$698,120	$671,144	$26,976	4.0%

Operating income:
Truckload	$26,326	$27,438	$(1,112)	(4.1)%
Dedicated	17,074	19,550	(2,476)	(12.7)
Intermodal	8,303	7,131	1,172	16.4
Brokerage	5,159	4,184	975	23.3
Total operating income	$56,862	$58,303	$(1,441)	(2.5)%

Operating ratio:
Truckload	93.1%	92.7%
Dedicated	89.8	87.6
Intermodal	89.7	90.0
Brokerage	92.7	93.7

Consolidated operating ratio	91.9%	91.3%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2017	2016	2017	2016
Truckload Segment:
Revenue (in thousands)	$97,630	$96,566	$380,210	$375,851
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,700	$3,456	$3,514	$3,427
Average tractors(1)	1,758	1,903	1,837	1,898
Average miles per trip	601	608	599	623
Non-revenue miles percentage(2)	6.2%	9.1%	8.3%	9.2%
Total miles (in thousands)	43,624	46,786	178,760	184,281

Dedicated Segment:
Revenue (in thousands)	$42,953	$40,362	$166,881	$157,370
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,535	$3,448	$3,481	$3,432
Average tractors(1)	840	820	847	819
Average miles per trip	296	295	297	301
Non-revenue miles percentage(2)	1.1%	0.8%	0.8%	0.8%
Total miles (in thousands)	19,461	18,826	77,102	75,333

Intermodal Segment:
Revenue (in thousands)	$22,425	$18,147	$80,621	$71,490
Loads	10,554	9,273	40,196	35,947
Average tractors	78	76	79	76

Brokerage Segment:
Revenue (in thousands)	$19,763	$17,586	$70,408	$66,433
Loads	11,667	12,926	48,271	49,721

At December 31, 2017 and December 31, 2016:
Total tractors(1)	2,738	2,785
Average age of company tractors (in years)	1.5	1.4
Total trailers	4,909	4,854
Average age of company trailers (in years)	2.8	2.7
Ratio of trailers to tractors(1)	1.8	1.7

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands)	2017	2016	2017	2016

Net cash provided by operating activities	$27,169	$29,531	$121,879	$133,801
Net cash (used for) investing activities	(11,303)	(28,448)	(95,318)	(97,290)
Net cash (used for) financing activities	(1,234)	(770)	(11,258)	(36,457)

Weighted average shares outstanding:
Basic	54,529	54,329	54,492	54,177
Diluted	54,979	54,616	54,850	54,461

(1) Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 60 and 68 tractors as of December 31, 2017 and 2016, respectively.

(2) Represents the percentage of miles for which the company is not compensated.